盱眙经济开发区项目投资

Xuyi Economic Development Zone Project Investment

补充协议

Supplemental Agreement

甲方：江苏盱眙经济开发区管委会

Party A: Jiangsu Xuyi Economic Development Zone Administrative Committee (hereinafter referred to as “Party A”)

乙方：昌盛电气江苏有限公司

Party B: Chisen Electric Jiangsu Co., Ltd. (hereinafter referred to as “Party B”)

     甲、乙双方就乙方在盱眙经济开发区投资建设昌盛循环经济产业园 项目，达成一致意见后，于 2010 年 月 日签订了《盱眙经济开发区项目投资协议》（下称主协议），现就项目建设协议中未尽事宜，包括主协议有关条款的变更，双方经友好协商，达成本补充协议；本协议作为主协议附件，与主协议有同等效力，双方约定共同遵守。

Following the Project Investment Agreement to build Chisen Circular Economy Industry Park, Party A and Party B entered into a supplemental agreement on September 6, 2010 to the original Project Investment Contract (the “Supplemental Agreement”), whereby both parties agree to modify and add certain clauses in the Project Investment Contract.  This Supplemental Agreement, as an appendix to the Project Investment Contract, has the same legal effect with the Project Investment Contract.

第一条 甲方及甲方政府相关部门根据相关法律的授权和乙方的要求，规划开发区用地1000亩；乙方计划分三期建设，项目建设期从乙方建设规划方案批准之日起算。第一期规划土地位于位于 龙山路、金源路、兰花大道、海棠大道四路之间，面积为 277.47亩，规划土地四至及界址点座标详见协议附件1《出让土地界址图》。

Clause 1 In accordance with the Party B’s request and related rules and regulations, Party A and its corresponding Government departments plan to take over the land of 1,000mu for use. Party B plans to divide the project schedule into three stages. The construction period will start when Party B obtains the construction plan approval. The land for use in the first stage is located in Longshan Road, Jinyuan Road, Lanhua Road and Haitang Road with the total area of 277.48mu.  The Boundary Map of the Transferred Land is attached in attachment 1 for more details.

第二条 乙方的昌盛循环经济产业园总投资12亿人民币，第一期项目建设投资额为4.22亿元人民币，其中固定资产投资1.5亿元人民币，2011年12月31日前竣工投产。本项目完成达产后年产值可达16亿人民币，年实现利税3000万元以上。

Clause 2 The total funds invested by Party B in Chisen Circular Economy Industry Park will be around RMB1.2 billion. The investment fund in the first stage amounts to RMB422 million including RMB150 million in fixed assets. The project will be completed and launched into production before December 31, 2011. The annual output value will reach RMB1.6 billion with profit and tax over RMB30 million after the project was launched into production.

第三条 本合同项下土地使用权出让金价格按照盱眙县委文件盱发(2008)1号文件《中共盱眙县委 盱眙县人民政府 关于调整和规范招商引资优惠政策的意见》（以下简称《意见》）（附件2）执行江苏最低的控制标准（十三类），每亩人民币大写 壹万玖仟元整 (小写 19000 元)，规划用地根据一期建设情况汇报和企业需要，争取土地江苏省点供，获取用地指标。

Clauses 3 Based on document [No.1 (2008)] issued by Xuyi County government (see attachment 2), Party A permits Party B move into Xuyi Economic Development Zone and enjoy the lowest control standard (Class 13) in Jiangsu Province with the land price at RMB19, 000 per mu.  The land use approval will be subjected to the construction progress report and the Party B’s land use demand in the first stage.

第四条 新建设厂房、配套用房和厂区用地，甲方确保供给土地使用的合法手续，并及时办理有关权证，若不能及时提供用地合法手续的，由此造成的一切经济损失由甲方承担。

Clause 4 Party A promises to provide legal process and deliver related certificates to Party B for the land use right, production plants and buildings.  If Party A fails to provide legal process in a timely fashion, all the losses incurred should be undertaken by Party A.

第五条 本合同签订后，当事人双方应依附件《出让土地界址图》所实地验明各界址点界桩。

Clause 5 After this Supplemental Agreement is signed, both parties should verify the boundary in accordance with The Boundary Map of the Transferred Land.

第六条  甲方在保证乙方充分享受盱眙县委文件盱发(2008)1号文件《意见》中规定的税收优惠政策，即增值税地方留存部分，甲方实行“前五年奖励50%，后五年奖励25%”扶持乙方；乙方上缴所得税的地方留存部分，甲方实行“前六年全额，后四年减半”扶持乙方；并根据乙方的要求，采取一事一议的方式为乙方解决投资建设项目的具体问题，以提供最大限度的支持。

Clause 6 Party A will assure Party B that it can fully enjoy the preferred policies prescribed in the document [No.1 (2008)] issued by Xuyi government for the value-added tax reserved.  The value-added tax for local use will be refunded 50% for the first five years and 25% for the following five years.  Local income tax reserved will be exempted for the first six years, followed by a 50% reduction in following four years.  Party A should provide maximum supports for solving any problems rising in the project.

第七条 甲方根据乙方用电需要设置专线输电至工厂所在地，设专线费用由甲方承担，并确保满足乙方不间断正常生产经营用电需要；并争取上级相关部门给以乙方用电量每度电0.10元的财政补贴。乙方在出让地块内进行有关用水、用气、污水及其他设施建设时，甲方应协助乙方办理。

Clause 7 Party A will set up a new electric supply and wire to Party B’s production plan and will ensure the supplied electricity meet the demand requirement for Party B’s continuous production.  The fees for setting up the new electric wire should be paid by Party A.  Party A will also help applying to its higher authorities for electricity subsidy of RMB0.10 kWh. Party A will help building the infrastructures in the transferred land such as water supply, drainage and gas supply.

第八条 在出让期限内，乙方必须按照本合同规定的土地用途和土地使用条件利用土地，需要改变本合同规定的土地用途和土地使用条件的，必须依法办理有关批准手续，并向甲方申请，取得甲方同意，签订土地使用权出让合同变更协议或者重新签订土地使用权出让合同，相应调整土地使用权出让金，办理土地变更登记。

Clause 8 During the land transferring period, Party B should comply with the purpose and terms described in this contract. If the circumstance occurs to the extent that the purpose and terms for land use are changed, Party B must obtain approvals from the corresponding regulatory authorities and Party A; a land use right amending contract or a new land use right transfer contract should be made and the land use right transferring fund should be adjusted accordingly.  The land use right registration should be changed as well.

第九条 乙方领取《国有土地使用证》，取得出让土地使用权后，有权将本合同项下的全部或部分土地使用权抵押。

Clause 9 Party B will obtain a State-owned Land Use Certificate. After receiving the land use right, Party B has the right to pledge or partly pledge the land use right described in this contract.

第十条 本合同约定的使用年限届满，土地使用者需要继续使用本合同项下土地的，应当至迟于届满前一年向甲方提交续期申请书，除根据法律、法规及国家土地使用政策需要收回本合同项下土地的，甲方应当予以批准续用。

甲方同意续期的，乙方应当依法办理有偿用地手续，与甲方重新签订土地有偿使用合同，依法支付土地有偿使用费。

Clause 10 If this contract expires and the land user intends to use the land described in the contract, Party B will submit a renewal application one year before the due date. Party A should approve the renewal application unless the land is subjected to reclaim in accordance with the rules and regulations and national land use policies.

If Party A agrees to the extension, Party B will go through the regular procedures for land use right; A new land use right contract will be signed with Party A and Party B will pay for land use right according to the regulation.

第十一条 土地出让期限届满，乙方提出续期申请而甲方未批准续期的，土地使用权由甲方代表国家收回，但对于地上建筑物及其他附着物，甲方应当根据收回时地上建筑物、其他附着物的价值国家规定给予乙方补偿。

Clause 11 If the land use right expires and the renewal application is denied by Party A, Party A will reclaim the land on behalf of the country.  All ground buildings and other fixtures will be compensated by Party A according to the value.

 第十二条 任何一方对由于不可抗力造成的部分或全部不能履行本合同不负责任，但应在条件允许下采取一切必要的补救措施以减少因不可抗力造成的损失。当事人迟延履行后发生不可抗力的，不能免除责任。

Clause 12 Due to the force majeure, causing the non-performance or the damages to either party, no party is considered breaching the contract.  Both parties should take all the necessary remedial measures to reduce the losses if condition permits.  If either party delays applying remedial measures in the event of force majeure, that party should undertake the liability.

第十三条 乙方名称与江苏省内其他企业名称重合，由甲方与江苏省工商局协调，负责为乙方办好名称登记注册。

Clause 13 If an enterprise with a the exact same name exists in Jiangsu Province; Party A is responsible for coordinating with Jiangsu Industrial and Commercial Bureau for helping Party B’s company name registration.

第十四条 如《盱眙经济开发区项目投资协议书》与本补充协议存在冲突、重复、重合及其他不一致之处的，以本补充协议的约定为准。如《盱眙经济开发区项目投资协议》需要公证的，则本补充协议同时公证。

Clause 14 If terms listed in the Project Investment Contract is contradicted, duplicated or coincided with the terms in the Supplemental Agreement, the terms in this Supplemental Agreement will prevail. If the Project Investment Contract needs to be notarized, this Supplemental Agreement should be notarized at the same time as well.

第十五条 本补充协议一式四份，甲、乙双方各执二份，自甲方授权代表及乙方法定代表人或授权代表签字并加盖公章之日起生效，具有同等法律效力。

Clause 15 This Contract will be in quadruplicate copies.  Each Party holds two copies with same legal effect. This Contract will be effective when it is signed and sealed by both parties’ representatives.

（以上正文完毕）

甲方(章)：	乙方(章)：
Party A (seal)	Party B (seal)
住所：	住所：
Address:	Address:
(法定/委托)代表人	法定代表人:
Party A’s signature	Party B’s signature
/s/ Authorized Person	/s/ Authorized Person
电话：	电话：
Tel:	Tel:
传真：	传真：
Fax:	Fax:
二○一○年 月 日	二○一○年 月 日

Date: September 6, 2010	Date: September 6, 2010

附件：1、《出让土地界址图》

           2、《盱眙县人民政府关于调整和规范招商引资优惠政策的意见》

Appendixs: 1 The Boundary Map of the Transferred Land.

                   2. Documentation Issued by Xuyi Government about Adjusting and Standardizing the Preferred Policies on Inviting Investment

Attachment I

     Xuyi Economic Development Zone Construction Design General Rules

Article 1 This General Rule is suitable for those current approved land and the design plan should be consigned to Planning and Design Company accordingly. The design plan should include:1) The general layout script should be 1:500 as regulated . The land range, building length and width, number of floor and the distance between butding should be marked. 2) Over Perspective Script. 3) the vertical view script of main frontages and the single-perspective drawing of main building. 4) the fat drawing, 3D drawing and cross section drawing of each building ( 1:100 or 1:200). 5) the design drawing for afforestation and part brightening. 6) the impression drawing for gate and fences; 7) technical -economical index and explanation; 8)synthesis plan of pipelines and vertical script; 9) electronic document.

Article 2 Factory can adopt whole array material (light weight steel or whole steel material) or masonry-concrete structure. It should be standardized and modernized and permanent construction. The height of eaves should be no more than 8m.

Article 3 The gate of factory should be ventilated and open low automation door. One side of the gate should be designed with company logo and name brand.

Article 4 The wall should be built with fences, and concrete wall can be build 35cm above the ground. The height of the wall in unified to be 180cm, and the fence should be made of cast iron material, in the shape of oblong and bar chart.

Article 5 Doors and windows in factory should all adopt aluminium alloy or plastic steel material

Article 6 Afforestation and part brightening: we should build a hygienic and organized environment. Trees, shrubbery, grass, and flowers should be planted in reasonable number. Meanwhile afforestation and part brightening should also include factory, gate area and fences as well.

Article 7 Building Tint: All building in factory should be flat-roofed or has parapet, main in light color, like milky white and light grey. Bright color like red or green is forbidden All walls should be painted with latex paint, no tiles. Both the style and the color should be unified.

Article 8 The plants in the park should be builded aroud the road, the dorms and the buildings for operation are not allowed. The office building should keep 15m form the red line. The plant area is prohibited to build non-production buildings like apartments, expert buildings, villas, hotels, rest houses and trainning center. The dorms should be the separate rooms and should be built at the utmost back position of the plant area. If some special enterprises need apartments for living, the application should be implemeted as follows after got its approval；the project input less than RMB 50,000 thousand will be no more than 2 apartments; project input from RMB50,000 thousand to RMB100 million will be no more than 3 apartments; project input more than RMB100 million will be no more than 5 apartments.

Article 9 The designation should should meet the requirement of fire control, safety and enviromental protection, the industrial sewage should be purified before its collective drainage.

Article 10 Building Density Control: building density≥45%, the land area used for offices, living and other use should be not more than 7% of the total land area.

Article 11 Building Distance: the minimun distance between the buildings should meet the fire control demand and the distance between the buidlings used for production should be not less than 1:1.

Article 12 Floor Area Ratio: the floor area ratio is greater than or equals to 1.0.

Article 13 The buildings should maitain the distance not less than 4 m from the boundary of approved construction land in accrodance with Urban Plan Management Regulations in Jiangsu Province. If there are buildings around it, the distance between should meet the requirement of sunlight, fire control and safety.

Article 14 The distance from the red line to 1)the main road like Hongwu Avenue, Dongfang Avenue and Yingchun Avenue were 10 Km, respectively; 2) north-south Avenue was 6 m; 3) east-west Avenue was 5 m.

Article 15 Other matters not mentioned herein should be implemented in accrodance with relevant rules and regulations.